Exhibit 10.12

ESCO CORPORATION

DEFERRED COMPENSATION PLAN

Effective January 1, 1995

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TABLE OF CONTENTS

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ESCO CORPORATION

DEFERRED COMPENSATION PLAN

ARTICLE I PURPOSE; EFFECTIVE DATE

1.1                               Purpose

ESCO Corporation (the “Company”) adopts this Deferred Compensation Plan (the “Plan”) to provide, in a tax-efficient manner, supplemental funds for retirement or death for certain employees of the Company.  It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with this benefit.

1.2                               Effective Date

The Plan is effective as of January 1, 1995.

ARTICLE II DEFINITIONS

Whenever used in this document, the following terms shall have the meanings indicated, unless a contrary or different meaning is expressly provided:

2.1                               Account

“Account” means the record or records maintained by Employer for each Participant in accordance with Article 1V with respect to any deferral of Compensation pursuant to this Plan.

2.2                               Beneficiary

“Beneficiary” means the person, persons or entity entitled under Article VII to receive any Plan benefits payable after a Participant’s death.

2.3                               Board

“Board” means the Board of Directors of the Company.

2.4                               Bonus

“Bonus” means the cash amount paid as an annual bonus, which is normally paid during the first quarter of the calendar year.

2.5                               Committee

“Committee” means the committee appointed by the Board to administer the Plan pursuant to Article VIII.

2.6                               Company

“Company” means ESCO Corporation, an Oregon corporation, and its successors and assigns.

2.7                               Compensation

“Compensation” means the salary and Bonus payable by Employer to the Participant, determined before reduction for amounts deferred under this Plan.

2.8                               Deferral Commitment

“Deferral Commitment” means a commitment made by a Participant pursuant to Article III and for which a Participation Agreement has been submitted by the Participant to the Committee.

2.9                               Deferral Period

“Deferral Period” means the period during which a Participant has elected to defer a portion of the Participant’s Compensation.  The Deferral Period shall be a calendar year.

2.10                        Determination Date

“Determination Date” means the last day of each calendar month.

2.11                        Disability

“Disability” means a physical or mental condition which, in the opinion of the Committee, prevents the Participant from satisfactorily performing the Participant’s usual duties for Employer.  The Committee shall determine the existence of the Disability and may rely on advice from a medical examiner, medical reports, and other evidence satisfactory to the Committee in making the determination.

2.12                        Earnings

“Earnings” means the rate of growth credited to an Account on each Determination Date in a calendar year which shall be equal to the nominal annual yield of Moody’s Average Corporate Bond Yield for the previous calendar month, as published by Moody’s Investors Service, Inc. (or any substantially similar index selected by the Board), plus two (2) percentage points.

2.13                        Employer

“Employer” means the Company and any subsidiary or affiliate of the Company designated by the Board.

2.14                        Financial Hardship

“Financial Hardship” means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  Financial Hardship shall be determined by the Committee on the basis of information supplied by the Participant in accordance with the standards set forth by the Committee.

2.15                        Participant

“Participant” means an employee who is eligible under Article III, has elected to defer Compensation during any Deferral Period under this Plan, and who has not yet received full benefits hereunder.

2.16                        Participation Agreement

“Participation Agreement” means the agreement submitted by a.  Participant to the Committee pursuant to Article III prior to the beginning of the Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

2.17                        Pension Plan

“Pension Plan” means the defined benefit pension plan sponsored by the Participant’s Employer and under which the Participant is entitled to a benefit (e.g., Participants employed by ESCO Corporation are entitled to a benefit under the ESCO National Pension Plan and Participants employed by ESCO Limited are entitled to a benefit under the ESCO Limited Pension Plan).

2.18                        Plan

“Plan” means this Deferred Compensation Plan as amended from time to time.

2.19                        Valuation Date

“Valuation Date” means the last day of the month in which retirement, termination or death occurs.

ARTICLE III ELIGIBILITY AND DEFERRAL COMMITMENTS

3.1                               Eligibility and Participation

(a)           Eligibility.  All employees who meet the eligibility requirements determined by the Board shall be entitled to participate.

(b)           Participation.  An eligible employee may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by the last day of the month immediately preceding the beginning of the Deferral Period.

(c)           Part-Year Participation.  If an employee first becomes eligible to participate during a Deferral Period, a Participation Agreement may be submitted to the Committee within thirty (30) days following notification to the employee of eligibility to participate, which will be effective only with regard to Compensation earned following such submission.

3.2                               Deferral Election

(a)           Election by Employee.  An employee may elect to defer receipt of a certain percentage of salary and/or a certain percentage of the Bonus which may be payable to the employee by Employer during the Deferral Period, up to the maximum deferral levels to be established for each Deferral Period by the Board; provided, however, that any such election to defer shall apply only with respect to salary and the Bonus which may be payable to the employee by Employer prior to the employee’s termination of employment for any reason.

(b)           Minimum Deferral.  Minimum deferral levels may be established by the Board for a Deferral Period prior to the beginning of such period.  There shall be no minimum deferral levels for the 1995 Deferral Period.

3.3                               Modification of Deferral Commitment

Deferral Commitments shall be irrevocable except that the Committee may, in its sole discretion, reduce the amount to be deferred or waive the remainder of the Deferral Commitment upon a finding that the Participant has suffered a Financial Hardship.

ARTICLE IV DEFERRED COMPENSATION ACCOUNTS AND INTEREST

4.1                               Accounts

For record-keeping purposes only, Employer shall maintain an Account for each Participant who elects to have the receipt of Compensation deferred under this Plan.  Deferrals made in each Deferral Period shall be maintained in separate accounts.  The existence of these accounts shall not require any segregation of assets.  The combined values of the separate accounts for each Participant shall constitute an Account.

4.2                               Pension Make-Up

Employer shall restore an amount equal to any reduction in a Participant’s Pension Plan benefits resulting from deferrals under this Plan to the extent that the Pension Plan benefits are not restored by any other Employer-provided plan or agreement.

4.3                               Determination of Accounts

Each Account shall be adjusted as of each Determination Date and shall consist of:

(a)         The balance of the Account as of the immediately preceding Determination Date;

(b)         Any Compensation deferred and credited to the Account in the intervening month;

(c)         Earnings credited since the immediately preceding Determination Date.

The total of (a), (b) and (c) shall be- reduced by any distributions from the Account during the intervening month.

4.4                               Vesting of Accounts

Each Participant shall be one hundred percent (100%) vested at all times in all amounts credited to the Participant’s Account and all Earnings thereon.

4.5                               Tax Withholding

Any withholding of taxes or other amounts with respect to deferred Compensation that is required by state, federal, or local law shall be withheld from the Participant’s corresponding nondeferred compensation to the maximum extent possible and any remaining amount required to be withheld shall reduce the amount credited to the Participant’s Account.

4.6                               Statement of Account

A statement shall be issued on a quarterly basis by Employer to each Participant setting forth the Participant’s Account balance under the Plan as of the immediately preceding Determination Date.

ARTICLE V PLAN BENEFITS

5.1                               Benefit Payments

The Corporation shall pay Plan benefits to each Participant as follows:

(a)                                  Retirement and Termination Benefits.  If a Participant terminates employment with Employer for any reason except death, Employer shall pay to the Participant benefits equal to the balance in the Participant’s Account.

(b)                                 Disability Benefit.  Upon Disability, Employer shall pay to the Participant benefits equal to the balance in the Participant’s Account.

(c)                                  Death Benefit.

(i)              Pre-Termination.  If a Participant dies while employed by Employer, Employer shall pay to the Participant’s Beneficiary benefits equal to the balance in the Par ticipant’s Account.  The benefit shall be paid in the form elected by the Participant prior to death.

(ii)         Post-Termination.  If a Participant dies following the Participant’s termination of employment with Employer, Employer shall pay the Participant’s Beneficiary benefits equal to the balance, if any, in the Participant’s Account.  Payment shall continue to be made in the same form as payments made to the Participant prior to death.

5.2                               Commencement of Payments

(a)                                  Deferred Compensation Account.  Payment of any deferred Compensation Account benefits under the Plan shall commence on the earlier of:

(i)        A date elected by the Participant as specified in the applicable Participation Agreement between Employer and the Participant; or

(ii)       The settlement date as provided in Section 5.5.

5.3                               Form of Benefit Payment

The Plan benefits attributable to the elective deferrals for any Deferral Period shall be paid in one (1) of the forms set out below, as elected by the Participant in the form of payment designation filed with the Participation Agreement for that year.

(a)                                  Forms.  Forms of benefit payment are:

(i)        In monthly installments, the number of such installments not to exceed one hundred eighty (180);

(ii)       In a lump sum payment; or

(iii)      In a combination of (i) or (ii) above.

Such election shall be irrevocable.

(b)           Small Accounts.  If the Participant’s Account is under ten thousand dollars ($10,000) on the Valuation date, the benefit shall be paid in a lump sum.

(c)           Installments.  If payment is by installments, the amount of the installments shall be redetermined each January 1 based upon the remaining Account balance, the remaining number of installments and Earnings equal to the rate in effect for the preceding month.

(d)           Change in Form of Payment.  Notwithstanding the above, a Participant may elect to file a change of payment designation which shall supersede the prior form of payment designation for any one (1) or more Deferral Periods.  If, upon termination, disability, or death, the Participant’s most recent change of payment designation has not been filed twenty-four (24) full months prior to such termination, disability, or death, then the prior election shall be used to determine the form of payment.

5.4                               Withholding on Benefit Payments

Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.  A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto.

5.5                               Valuation and Settlement

If a lump sum is elected, the amount of the lump sum shall be based on the value of the Participant’s Account on the Valuation Date.  If installment payments are elected, the amount of the installment payments shall be based on the value of the Participant’s Account on the Valuation Date.  The date on which lump sum payments are made and on which installment payments commence shall be the settlement date.  If a combination of lump sum and installments is elected, the lump sum and the first installment payment shall be paid on the settlement date.  The settlement date shall be no more than sixty-five (65) days after the Valuation Date.  Earnings shall continue to accrue on the Participant’s Account to the settlement date, and such Earnings shall be included in all payments made under this Plan.  All payments shall be made as of the first day of the month..

5.6                               Payment to Guardian

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person.  The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit.  Such distribution shall completely discharge the Committee and Employer from all liability with respect to such benefit.

ARTICLE VI OTHER DISTRIBUTIONS

6.1                               Early Withdrawals

A Participant’s Account may be distributed to the Participant before termination of employment as follows:

(a)           Early Withdrawals.  A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement as of a date specified in the election.  Such date shall not be sooner than five (5) years after the date the Deferral Period commences.  The amount withdrawn shall not exceed the amount of Compensation deferred, without Earnings, i.e., principal only can be withdrawn.

(b)           Form of Payment.  Early withdrawals shall be paid in a lump sum and shall be charged to the Participant’s Account as a distribution.

6.2                               Financial Hardship Distributions

Notwithstanding any other provision of the Plan, payment from the Participant’s Account may be made to the Participant in the sole discretion of the Committee by reason of Financial Hardship.  A payment based upon the Participant’s Financial Hardship may not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other sources of the Participant.  If a Hardship Distribution is made, the Participant’s deferrals under this Plan shall be suspended for twelve (12) calendar months following the distribution.  Resumption of the Participant’s deferrals under the Plan shall be made only at the election of the Participant in accordance with Article 111 herein.

6.3                               Accelerated Distribution

Notwithstanding any other provision of the Plan, a Participant may request an accelerated distribution as follows:

(a)           Any Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the Account balance as of the date thirty (30) days after notice is given to the Committee pursuant to Section 11.9.  The remaining balance of ten percent (10%) shall be forfeited by the Participant.  Amounts forfeited under this subsection shall be distributed pro rata among the remaining Plan Participants, based upon each Participant’s Account balance on the date the accelerated distribution is paid.  A Participant who receives a distribution under this subsection shall be suspended from any further participation in the Plan.

(b)           If a Participant who is no longer employed by Employer is entitled to a benefit under Section 4.2 of this Plan, the Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the actuarial equivalent vested accrued pension make-up benefit under Section 4.2 as of the date thirty (30) days after notice is given to the Committee pursuant to Section 11.9.  The remaining balance of ten percent (10%) shall be forfeited by the Participant.

(c)           The amount payable under this section shall be paid in a lump sum within ten (10) days following, the thirty (30) day period outlined in (a) and (b) above.  Following the death of a Participant, the designated Beneficiary may, at any time, request an accelerated distribution under this section, thereby entitling the Beneficiary to receive the same benefit the Participant would have been entitled to receive under (a) and (b) above.

ARTICLE VII BENEFICIARY DESIGNATION

7.1                               Beneficiary Designation

Each Participant shall have the right, at any time, to designate a Beneficiary (both primary as well as contingent) to whom benefits under this Plan shall be paid in the event of a Participant’s death prior to complete distribution to the Participant of the benefits due under the Plan.  Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.

7.2                               Changing Beneficiary

Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee.  The filing of a new Beneficiary designation shall cancel all designations previously filed.

7.3                               No Beneficiary Designation

If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

(a)           The Participant’s surviving spouse;

(b)           The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leave issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

(c)           The Participant’s estate.

7.4                               Effect of Payment

Payment to the Beneficiary shall completely discharge Employer’s obligations under this Plan.

ARTICLE VIII ADMINISTRATION

8.1                               Committee; Duties

This Plan shall be administered by the Committee.  The Committee shall have such powers and duties as may be necessary to discharge its responsibilities.  These powers shall include, but not be limited to, interpreting the Plan provisions; determining amounts due to any Participant, the rights of any Participant or Beneficiary under this Plan and the amounts credited to a Participant’s Account and the Earnings thereon; enforcing the right to require any necessary information from any Participant; and any other activities deemed necessary or helpful.  Members of the Committee may be Participants under the Plan.

8.2                               Agents

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.3                               Binding Effect of Decisions

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

8.4                               Indemnity of Committee

To the extent permitted by applicable law, the Company shall indemnify, hold harmless and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

ARTICLE IX  CLAIMS PROCEDURE

9.1                               Claim

Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee or its delegatee, which shall respond in writing as soon as practicable.

9.2                               Denial of Claim

If the claim or request is denied, the written notice of denial shall state:

(a)                                  The reasons for denial, with specific reference to the Plan provisions on which the denial is based,

(b)                                 A description of any additional material or information required and an explanation of why it is necessary, and

(c)                                  An explanation of the Plan’s claims review procedure.

9.3                               Review of Claim

Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee.  The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing.  On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.4                               Final Decision

The decision on review shall normally be made within sixty (60) days.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days.  The decision shall be in writing and shall state the reasons and the relevant Plan provisions.  All decisions on review shall be final and bind all parties concerned.

ARTICLE X  AMENDMENT AND TERMINATION OF THE PLAN

10.1                        Amendment

The Board may, at any time, amend the Plan in whole or in part provided, however, that no amendment shall be effective to decrease or restrict the amount credited to any Account maintained under the Plan as of the date of amendment.  Changes in the definition of “Earnings” shall not become effective before the first day of the Deferral Period which follows the adoption of the amendment and at least thirty (30) days written notice of the amendment to each Participant.

10.2                        Employer’s Right to Terminate

The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of Employer.

(a)                                  Partial Termination.  The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments.  If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

(b)                                 Complete Termination.  After giving each Participant at least ninety (90) days written notice, the Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and to terminate all ongoing Deferral Commitments.  If such a complete termination occurs, the Plan shall cease to operate and the Committee shall pay out to each Participant the balance in the Participant’s Account.  Payment shall be made to each Participant either in a lump sum or in equal annual installments amortized over the period specified below, depending on the Participant’s Account balance at the time of such complete termination:

Account Balance	Payout Period
Less than $10,000	Lump Sum
$10,000 but less than $50,000	3 Years
More than $50,000	5 Years

If payment is by installments, the amount of the annual installment shall be redetermined each January 1 based, upon the remaining Account balance, the remaining number of installments and Earnings equal to the rate in effect for the preceding month.  Notwithstanding the above, if ESCO’s net worth is less than seventy-five million dollars ($75,000,000) at the time the Plan is completely terminated or, if ESCO’s net worth is less than seventy-five million dollars ($75,000,000) at the end of any fiscal year until all payments have been made under this section, payment of any remaining balance shall be made to each Participant in a lump sum.

ARTICLE XI  MISCELLANEOUS

11.1                        Unfunded Plan

This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.  Accordingly, the Board may terminate the Plan and no further benefits shall accrue hereunder, or the Board may remove certain employees as Participants, if it is determined by the United States Department of Labor, a court of competent jurisdiction or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.  If the Plan is terminated under this Section 11.1, all ongoing Deferral Commitments shall terminate, no additional Deferral Commitments will be accepted by the Committee, and the amount of each Participant’s Account balance shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

11.2                        Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer.  Except as may be provided in Section 11.3, such policies, annuity contracts or other assets of Employer shall not be held under any trust for the benefit of the Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan.  Any and all of Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer.  Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

11.3                        Trust Fund

Employer shall be responsible for the payment of all benefits provided under the Plan.  At its discretion, Employer may establish one (1) or more trusts, with such trustees as Employer may approve, for the purpose of providing for the payment of such benefits.  Although such trust or trusts may be irrevocable, the assets thereof shall be subject to the claims of all Employer’s creditors in the event of insolvency.  To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay such benefits.  If not paid from a trust, any benefits provided under the Plan shall remain the obligation of, and shall be paid by, Employer.

11.4                        Nonassignability

Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

11.5                        Not a Contract of Employment

The terms and conditions of this Plan shall not constitute a contract of employment between Employer and the Participant, and the Participant (or the Participant’s Beneficiary) shall have no rights against Employer except as may otherwise be specifically provided herein.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

11.6                        Protective Provisions

A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, by taking such physical examinations as Employer may deem necessary and by taking such other actions as taking such other actions as may be requested by Employer.

11.7                        Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

11.8                        Validity

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

11.9                        Notice

Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of.  Employer.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Mailed notice to the Committee shall be directed to Employer’s address.  Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Employer’s records.

11.10                 Successors

The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

ESCO CORPORATION

By:	/s/ GENE K. HUEY
Its Vice President-Finance

Dated: March 22, 1995

AMENDMENT TO
ESCO CORPORATION
DEFERRED COMPENSATION PLAN

The ESCO Corporation Deferred Compensation Plan dated effective January 1, 1995, is amended, effective May 25, 2004, as follows:

1.                                       Section 2.4 shall read as follows:  “Bonus means the cash amount paid as an annual bonus, which is normally paid in the first quarter of the calendar year, or any other event or transaction based cash bonus which the Board authorizes as includible as bonus under this Section 2.4.”

2.                                       In all other respects the Deferred Compensation Plan remains unchanged.

DATED:  May 25, 2004

ESCO CORPORATION

By:	/s/ STEVEN D. PRATT
Its: CEO